                                                                    Exhibit 99.1

                             FOR IMMMEDIATE RELEASE
                             ----------------------

CONTACT - CGB&L FINANCIAL GROUP, INC.
MARALYN F. HECKMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
(217) 763-2911


                           CGB&L FINANCIAL GROUP, INC.
                      STOCKHOLDERS APPROVE PROPOSED MERGER
                      ------------------------------------

         CERRO GORDO, ILLINOIS - June 1, 2001 - CGB&L Financial Group, Inc. (OTCBB-CGBL) reported that its stockholders at the Special Meeting of Shareholders, held on May 30, 2001, voted to approve a proposal to merge the company with Golden National Acquisition Corporation, a company controlled by David Bijan Movtady. The terms of the merger call for CGB&L stockholders to receive approximately $23.00 in cash for each share of CGB&L they own.

         The transaction remains subject to regulatory approvals and the parties currently anticipate that the transaction will be consummated some time in the third calendar quarter of 2001.

                           Forward-Looking Statements
                           --------------------------

         This press release contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of terms such as "believes", "anticipates", "estimates", "expects", "projects" or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including, but not limited to: changes in general and/or local economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies, and; the nature, extent, and timing of governmental approvals, actions and reforms. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be place on such statements.

                                       4